July 18, 1995


Appian Capital Partners, L.L.C.
c/o Archon Capital Partners, L.P.
11111 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90025
Attention: Ronald N. Beck

UBS Capital Corporation
299 Park Avenue
New York, New York 10171
Attention: Justin S. Maccarone

UBS Partners, Inc.
299 Park Avenue
New York, New York 10171
Attention: Justin S. Maccarone

               Re: Securities Purchase Agreement, dated as of July 3, 1995 (the "Securities Purchase Agreement"), among Peoples Telephone Company, Inc. ("PTC"), UBS Capital Corporation ("UBS Capital") and Appian Capital Partners, L.L.C. ("ACP"), as amended.

Gentlemen:

          Unless otherwise defined herein, each capitalized term used herein has the meaning given such term in the Securities Purchase Agreement.

          We understand that UBS Capital desires to assign to UBS Partners, Inc. ("UBS Partners") all of its rights under the Securities Purchase Agreement and that, to induce UBS Capital to assign such rights to UBS Partners, UBS Partners will assume the obligations of UBS Capital to purchase the Preferred Stock thereunder. By executing this letter agreement in the spaces provided below, UBS Capital hereby assigns to UBS Partners all of its rights under the Securities Purchase Agreement, including without limitation the right to purchase the Preferred Stock at the Closing on the terms specified therein, and UBS Capital delegates and UBS Partners hereby agrees to assume all of UBS Capital's obligations under the Securities Purchase Agreement, subject to the terms and conditions set forth therein, including to purchase and pay for the Preferred Stock thereunder at the Closing. PTC hereby acknowledges and consent to such assignment and assumption and, effective upon such assignment and assumption, releases UBS Capital of all liability under the Securities Purchase Agreement and UBS Capital releases PTC of all liabilities under the Securities Purchase Agreement.

          This letter agreement also sets forth our mutual understanding that the conditions precedent to the respective obligations of UBS Partners and ACP to consummate the transactions contemplated by the Securities Purchase Agreement set forth in (a) Section 2.1(h) thereof shall be deemed to have been satisfied if, effective as of the Closing, the Board of Directors shall be comprised of six members, including the Chief Executive Officer of the Company, the President of the Company, one director designated by UBS Partners and three other persons who are currently serving as directors of the Company; and (b) Section 2.1(k) thereof shall be deemed to have been satisfied if the opinion of New York counsel delivered at the Closing is in substantially the form attached hereto as Exhibit A. The parties hereto acknowledge that the foregoing shall not constitute a waiver by UBS Partners or the holders of a majority of the shares of Preferred Stock of any rights pursuant to PTC's certificate of incorporation, the Certificate of Amendment or otherwise.

     In addition, UBS Partners and ACP hereby waive any breach of PTC's representations and warranties set forth in Sections 4.1, 4.3 and 4.4 of the Securities Purchase Agreement as a result of the failure to set forth in Schedules 4.1,4.3 and 4.4 attached thereto the information set forth in the addenda to such Schedules attached to this letter, and UBS Partners and ACP further agree and acknowledge that they shall not have any basis to refuse to perform their respective obligations to consummate the transactions contemplated by the Securities Purchase Agreement as a result of such failure, nor shall any such failure constitute an Event of Noncompliance (as defined in the Certificate of Amendment) or be a basis for a claim for damages pursuant to Section 8.2 of the Securities Purchase Agreement or otherwise.

     In consideration of your agreements and waivers set forth above, PTC hereby agrees with UBS Partners and ACP that the Securities Purchase Agreement shall be hereby amended as follows:

          1. Section 3.1 is amended by deleting the word "and" following the semi-colon at the end of paragraph (l) thereof, by adding ";" in lieu of the period after the word "hereto" at the end of paragraph (m) thereof, and by adding two new paragraphs thereafter to read as follows:

          "(n) the Company shall take all steps necessary to cause paragraph EIGHTH of its Amended and Restated Certificate of Incorporation (the "Charter") to be amended so that such paragraph shall not conflict with the terms of Section 3.2(d) of this Agreement, Section 4 of the Warrants,
     Section 4 of the Contingent Warrants and SECTION I of the Certificate of Amendment and shall cause such amendment to be voted upon by the holders of the Company's Stock entitled to vote thereon at the Company's second annual meeting of shareholders succeeding the Closing (disregarding for such purposes the clause (A) "to the extent not prohibited by paragraph EIGHTH of the Company's certificate of incorporation" in (i) Section 3.2(d) hereof, (ii) SECTION 4 of the Warrants, and (iii) SECTION 4 of the Contingent Warrants and (B) "to the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation" in SECTION I of the Certificate of Amendment. In the event that such amendment shall not be approved at such annual meeting, then such Section 3.2(d) hereof, Section 4 of the Warrants, Section 4 of the Contingent Warrants and SECTION I shall be amended in a manner mutually and reasonably satisfactory to the Company and the Purchasers, in the case of such Section 3.2(d), the Company and UBS, in the case of such SECTION I and Section 4 of the Contingent Warrants, and the Company and

     ACP in the case of such Section 4 of the Warrants, so that the intent and purpose of each thereof shall be preserved and further effectuated to the fullest extent possible without conflicting with such paragraph EIGHTH of the Charter. Until such amendment to the Charter is effective, the Company shall not take the action specified in the clauses preceding the second comma of SECTION I of the Certificate of Amendment, SECTION 4 of the Warrants and SECTION 4 of the Contingent Warrants without the prior written consent of UBS Partners in the case of the Certificate of Amendment and the Contingent Warrants or ACP in the case of the Warrants; and

           (o) the Company shall take all steps necessary to ensure that (i) any vacancy on the Board of Directors shall be filled by a person designated by the holders of a majority of the shares of the Preferred Stock at any time the number of directors elected by such holders is less than the number of directors which the Preferred Stock has the right to elect pursuant to the terms thereof and (ii) from and after the Closing until such time as two directors elected by the holders of a majority of the Preferred Stock have first been elected to the Board of Directors and are serving thereon (to the extent that pursuant to the Certificate of Amendment, the Preferred Stock is entitled to elect two directors), the Company shall not take any of the actions described in paragraphs (e) through (1) of Section 3.2 of this Agreement without the prior written consent of UBS Partners.";

          2. Section 3.2(c) is amended to include the following prior to the semi-colon at the end thereof: "(including rights of such holders pursuant to this Agreement)";

          3. Section 3.2(d) is amended by adding thereto", to the extent not prohibited by paragraph EIGHTH of the Company's certificate of incorporation," after the word "and" and prior to the word "grants" appearing in the 7th and 8th lines thereof, respectively;

          4. SECTION G of Exhibit A attached to the Securities Purchase Agreement is hereby amended by deleting from the fourth line thereof "except in the election of directors and as otherwise provided herein";

          5. SECTION I of Exhibit A attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          6. SECTION 4 of Exhibit B attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          7. SECTION 4 of Exhibit F attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          8. Section 8.8 is amended by substituting "$400,000" for "$300,000" at the end thereof;

          9. Section 1.1(b) is amended by substituting "$1.00" for "$100,000" at the end thereof and Section 1.2(b) is amended by substituting "$1.00" for $100,000 in clause (ii) thereof;

     The Company and ACP agree that the certain engagement letter dated July 3, 1995 between them shall be amended to reduce the fee payable to ACP pursuant to clause (i) of the second paragraph thereof to $350,000.

     This letter agreement may be executed in two or more counterparts which together shall constitute a single instrument. Whenever possible, each provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this agreement.

                *         *         *         *         *

     Please acknowledge your agreement with the provisions of this letter by executing in places provided below.

                              Very truly yours,

                              PEOPLES TELEPHONE COMPANY, INC.

                              By:_________________________
                                     Robert D. Rubin
                                     President

Agreed and accepted as of the date first written above:

UBS PARTNERS, INC.                   APPIAN CAPITAL PARTNERS, L.L.C.

By:_______________________           By:____________________________

By:_______________________          Its:____________________________


UBS CAPITAL CORPORATION

By:_______________________

By:_______________________